K.P. CHENG & CO.
Certified Public Accountants
鄭錦波會計師事務所

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Rise and Grow Limited

We consent to the inclusion in Form 8-K of Dexterity Surgical, Inc. pertaining to the Share Exchange Agreement with Rise and Grow Limited of our report dated September 28, 2007, relating to the financial statements of Beijing ZYTX Technology Co. Ltd as of June 30, 2007 and for the period from October 8, 2006 (Inception) through June 30, 2007.

K.P. Cheng & Co.

K.P. Cheng & Co.
Certified Public Accountants

Hong Kong
December 20, 2007

Hong Kong Office:
Room 2707, 27/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong, P.R.C.
中國香港灣仔港灣道 6-8 號瑞安中心 27 樓 2707 室
Tel : (852) 2780 7231 Fax : (852) 2780 8717
http://www.kpccpa.com.hk

Shanghai Office:
Suite 1607, 16/F., Cloud Nine Plaza, 1118 Yan An Xi Road, Shanghai, P.R.C.
中國上海市延安西路 1118 號龍之夢麗晶大廈 16 樓 1607 室
Tel: (86) 21 5230 0981 / 5230 0982 Fax: (86) 21 6391 7697
http://www.kpccpa.com.cn

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